EXHIBIT 5

March 2, 2015

American Financial Group, Inc.
Great American Insurance Group Tower

301 East Fourth Street

Cincinnati, Ohio 45202

Ladies and Gentlemen:

We have acted as counsel to American Financial Group, Inc., an Ohio corporation (“AFG”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “1933 Act”), of a Registration Statement on Form S-3 (the “Registration Statement”), including a preliminary prospectus (the “Base Prospectus”) relating to the public offering of an unlimited amount of (i) debt securities (collectively, the “Debt Securities”) of AFG, which may be senior debt securities (the “Senior Debt Securities”) to be issued pursuant to a senior indenture (the “Senior Indenture”) between AFG and U.S. Bank National Association (formerly known as Firstar Bank, N.A.), as trustee (the “Senior Trustee”), or subordinated debt securities (“Subordinated Debt Securities”) to be issued pursuant to a Subordinated Indenture (the “Subordinated Indenture”) between AFG and U.S. Bank National Association, as trustee (the “Subordinated Trustee”), (ii) shares (the “Shares”) of common stock of AFG (the “Common Stock”), (iii) shares of preferred stock of AFG (the “Preferred Stock”), (iv) warrants to purchase Debt Securities or other securities of AFG (the “Warrants”), (v) depositary shares representing a fraction or a multiple of a share of a particular series of Preferred Stock (the “Depositary Shares”), (vi) purchase contracts of AFG (the “Purchase Contracts”), and/or (vii) units comprised of one or more of the securities identified in (i) through (vi) (the “Units”).

We have, as counsel, examined such corporate records, certificates of public officials and officers of AFG and other documents and reviewed such questions of law as we have deemed necessary or appropriate to enable us to render the opinions expressed below. As to various questions of fact material to such opinions, we have relied upon representations of AFG. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of AFG and such agreements, certificates of public officials, certificates of officers or other representatives of AFG and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents. In making our examination of executed documents, we have assumed that the parties thereto, other than AFG, had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery of such documents by the parties to such documents, and the validity and binding effect thereof. As to any facts material to the opinions expressed herein which we did not independently establish or verify, we have relied upon oral or written statements and representations of officers and other representatives of AFG and others.

March 2, 2015

Based solely on the examination detailed above, we are of the opinion that:

1.             When (i) all necessary corporate action to authorize and approve the issuance and terms of any Debt Securities, the terms of the offering thereof and related matters by the Board of Directors of AFG, a duly constituted committee of such Board or duly authorized officers of AFG has been taken, (ii) the issuance, execution and delivery of the Debt Securities have been duly authorized by all necessary corporate action of AFG and (iii) the due execution, authentication, issuance and delivery of such Debt Securities, upon payment of the consideration therefor provided for in the applicable definitive purchase, underwriting or similar agreement approved by the Board and otherwise in accordance with the provisions of the applicable Indenture and such agreement, such Debt Securities will constitute valid and legally binding obligations of AFG enforceable against AFG in accordance with their terms.

2.             When (i) the terms of the issuance and sale of the Shares shall have been duly authorized by all necessary corporate action of AFG and (ii) the Shares shall have been issued and sold as contemplated by the Registration Statement, the Base Prospectus and any prospectus supplement relating to the Shares, against payment of the consideration fixed therefor by the Board of Directors of AFG or a duly authorized committee thereof, and if issued pursuant to Warrants, Purchase Contracts or Units, as contemplated by the terms thereof and of the agreements relating thereto, assuming that AFG has reserved for issuance the requisite number of shares of Common Stock, the Shares will be duly authorized, validly issued, fully paid and nonassessable.

3.             When (i) the terms of the Preferred Stock and of its issuance and sale have been duly established in conformity with AFG’s Amended and Restated Articles of Incorporation so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon AFG and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over AFG, and authorized by all necessary corporate action of AFG, (ii) articles of amendment to the Amended and Restated Articles of Incorporation fixing and determining the terms of the Preferred Stock have been filed with and accepted by the Secretary of State of the State of Ohio and (iii) the Preferred Stock has been duly issued and sold as contemplated by the Registration Statement, the Base Prospectus and any prospectus supplement relating thereto, against payment of the consideration fixed therefor by the Board of Directors or a duly authorized committee thereof, the Preferred Stock will be validly issued, fully paid and nonassessable.

4.             When (i) the specific terms of the issuance and sale of the Warrants shall have been duly authorized by all necessary corporate action of AFG, (ii) the Warrants will not represent the right to purchase a number of shares of Common Stock or Preferred Stock that exceeds the amount of shares of Common Stock or Preferred Stock authorized to be issued by AFG’s Amended and Restated Articles of Incorporation, (iii) the Warrants shall have been authenticated by the applicable warrant agent pursuant to the terms of a Warrant Agreement and (iv) the Warrants shall have been issued and sold as contemplated by the Registration Statement, the Base Prospectus and any prospectus supplement relating to the Warrants, the Warrants will be validly issued and will constitute valid and binding obligations of AFG enforceable against AFG in accordance with their terms.

March 2, 2015

5.             When (i) the terms of the issuance and sale of the Depositary Shares shall have been duly authorized by all necessary corporate action of AFG, (ii) the number of Depositary Shares issued by AFG at no time exceeds the maximum amount of shares of Preferred Stock authorized to be issued by AFG’s Amended and Restated Articles of Incorporation and (iii) the Depositary Shares have been duly issued and sold as contemplated by the Registration Statement, the Base Prospectus and any prospectus supplement relating thereto, against payment of the consideration fixed therefor by the Board of Directors or a duly authorized committee thereof, the Depositary Shares will be validly issued, fully paid and nonassessable.

6.             When (i) the issuance, execution and delivery by AFG of any of the Purchase Contracts and the Units shall have been duly authorized by all necessary corporate action of AFG, (ii) the Purchase Contracts will not represent the right to purchase a number of shares of Common Stock or Preferred Stock that exceeds the amount of shares of Common Stock or Preferred Stock authorized to be issued by AFG’s Amended and Restated Articles of Incorporation, (iii) the agreements relating thereto shall have been duly executed and delivered by the parties thereto, (iv) the Purchase Contracts and the Units shall have been duly executed and delivered by AFG and any other necessary signatories thereto and sold as contemplated by the Registration Statement, the Base Prospectus and any prospectus supplement relating thereto, against payment of the consideration fixed therefor by the Board of Directors or a duly authorized committee thereof, assuming that the terms of such Purchase Contracts and Units are in compliance with then applicable law, the Purchase Contracts and the Units will be validly issued and will constitute valid and binding obligations of AFG enforceable against AFG in accordance with their terms.

Our opinions set forth in paragraphs 1, 4, and 6 above are subject to the effects of (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, (ii) general equitable principles (whether considered in a proceeding in equity or at law) and (iii) an implied covenant of good faith and fair dealing.

Our opinions expressed above are limited to the laws of the State of Ohio, the State of New York and the federal laws of the United States of America. Our opinions are given as of the date hereof. We assume no obligation to update or supplement these opinions to reflect any facts or circumstances which may come to our attention a or any changes in laws which may occur after the date of this letter.

March 2, 2015

We hereby consent to be named in the Registration Statement and Base Prospectus as the attorneys who have passed upon legal matters in connection with the sale of the aforesaid securities and to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the 1933 Act or the rules and regulations of the Commission thereunder.

Sincerely yours,

KEATING MUETHING & KLEKAMP PLL

/S/ Keating Muething & Klekamp PLL